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                                                                    Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                             GULF WEST BANKS, INC.



                                   ARTICLE I

                              NAME OF CORPORATION

         The name of the corporation shall be Gulf West Banks, Inc. (hereafter the "Corporation").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the corporation's initial registered office is 425 22nd Avenue North, St. Petersburg, Florida 33704, and the name of the corporation's initial registered agent at such address is Gordon W. Campbell. The corporation may change its registered office or its registered agent or both by filing with the Department of State of the State of Florida a statement complying with Section 607.0502, Florida Statutes or any successor thereto covering such subject matter.

                                  ARTICLE III

                             POWERS OF CORPORATION

         The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated under the laws of the State of Florida. The Corporation shall have all the powers of a corporation organized under said laws.

                                   ARTICLE IV

                                      TERM

         The Corporation is to have perpetual existence.


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                                   ARTICLE V

                                 CAPITAL STOCK

         1. Common Shares. The total number of shares of capital stock which the Corporation has authority to issue is 10,000,000 shares of common stock at $2.00 par value per share. The shares may be issued by the Corporation without the approval of stockholders except as otherwise provided in these Articles or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares is adequate. The consideration for the issuance of the shares may consist of tangible or intangible property or benefit to the corporation including but not limited to cash, promissory notes, services performed, promises to perform services evidenced by a written contract or other securities or contract rights or obligations of the corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon receipt of such consideration such shares shall be deemed to be fully paid and nonassessable. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         2. Preferred Shares. In addition to the common stock authorized herein, the Corporation is authorized to issue one million (1,000,000) shares of "Class A Preferred Stock," with a par value of $5.00 per share. The Class A Preferred Stock may be issued in different series. Except as set forth below, the Board of Directors of the Corporation shall establish the series and determine the variation in the relative rights (including conversion rights, if any, and dividend rate) and preferences between series.

                  (a) Non-Voting. The holders of the Class A Preferred Stock shall have no voting rights in the Corporation.

                  (b) Non-Cumulative Dividends. The holders of shares of Class A Preferred Stock shall be entitled to receive, on a non-cumulative basis out of any assets at the time legally available therefore and when and as declared by the Board of Directors of the

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Corporation, dividends at the rate determined by the Board for each series of
Class A Preferred Stock.

                  (c) Preferences on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to $5.00 per share plus all unpaid but declared dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of Class A Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the shares of Class A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Class A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The merger or consolidation of the Corporation into or with another company in which this Corporation shall not survive and in which the shareholders of the Corporation shall own less than 50% of the voting securities of the surviving company, or the sale, transfer or lease (but not including the transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to a liquidation, dissolution or winding up of the Corporation as those terms are used herein.

                                   ARTICLE VI

                              REPURCHASE OF SHARES

         The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine. However, this power is subject to any limitations or restrictions which are contained in the express terms of any class of shares of the Corporation

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outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.

                                  ARTICLE VII

                            MEETINGS OF SHAREHOLDERS

         Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, by consent in writing, to the taking of any action by a majority of the outstanding shares entitled to vote thereon. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, but special meetings may not be called by any other person or persons. Meetings of shareholders may be held within or without the State of Florida, as the Bylaws of the Corporation may provide.

                                  ARTICLE VIII

                      NOTICE FOR NOMINATIONS AND PROPOSALS

         1. GENERAL GUIDELINES. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail (postage prepaid) to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting. However, if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed as prescribed to the Secretary of the Corporation no later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

         2. CONTENT OF NOTICE FOR NOMINATIONS. Each notice given by a shareholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the

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number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director (if elected) and (v) as to the shareholder giving such notice (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         3. CONTENT OF NOTICE FOR PROPOSALS. Each notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business;
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article VIII.

         4. DEFECTIVE NOMINATIONS AND PROPOSALS. The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting that the defective nomination or proposal shall be disregarded and may or may not be laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering the defective nomination or proposal.

                                   ARTICLE IX

                                   DIRECTORS

           1. NUMBER; STAGGERED BOARD. The Corporation shall have the number of directors specified in the Corporation's Bylaws. The Corporation's board of directors shall be divided into three classes of directors which shall be designated Class I, Class II, and Class III. Such classes shall be as nearly equal in number as

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is possible, with the terms of all members of one class expiring each year. At the first annual meeting of shareholders, Class III directors shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. The Class II directors shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and Class I directors shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter. At each annual meeting held after the first annual meeting, the successors to the class of directors whose term has then expired shall be chosen for a full term of three (3) years to serve until such time as their successors shall have been duly elected and qualified unless such position on the board of directors was eliminated by action, taken prior to the meeting, to reduce the size of the board of directors.

         2. VACANCIES ON BOARD. Vacancies on the board of directors of the Corporation shall be filled by a vote of at least two-thirds of the directors then in office, whether or not they constitute a quorum. Any director so chosen shall hold office for a term expiring at the annual shareholders' meeting at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         3. REDUCTION IN SIZE OF BOARD. If the number of directors of the Corporation is reduced, the directorship(s) eliminated shall be allocated among the classes in a manner ensuring that the structure set forth in the preceding paragraph is preserved. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. If the number of directors of the Corporation is increased, the additional directorships shall be allocated in a manner ensuring that the structure set forth in the preceding paragraph is preserved.

         4. REMOVAL OF DIRECTORS. No member of the board of directors of the Corporation may be removed except for cause, and then only by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called specifically for that purpose.

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                                   ARTICLE X

                            FAIR PRICE REQUIREMENTS

         1. Fair Price Requirement. No "Business Combination" with a Principal Shareholder or any affiliate thereof shall be effected unless all of the following conditions, to the extent applicable, are fulfilled.

                  (a) The ratio of (i) the aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination to (ii) the "Market Price" (as hereinafter defined) of the common stock of the Corporation immediately prior to the announcement of the Business Combination or the solicitation of the holders of the common stock of the Corporation regarding the Business Combination, whichever is first, shall be at least as great as the ratio of (x) the highest price per share previously paid by the "Principal Shareholder" (as hereinafter defined) (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time beneficially owned, directly, or indirectly, by the Principal Shareholder to (y) the Market Price of the common stock of the Corporation on the trading date immediately prior to the earliest date on which the Principal Shareholder (whether before or after it became a Principal Shareholder) purchased any shares of common stock of the Corporation during the two year period prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share (or, if the Principal Shareholder did not purchase any shares of common stock of the Corporation during the two year period, the Market Price of the common stock of the Corporation on the date two years prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share).

                  (b) The aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holder of the common stock of the Corporation in the Business Combination shall be not less than the highest price per share previously paid by the Principal Shareholder (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time beneficially owned, directly or indirectly, by the Principal Shareholder.

                  (c) The consideration to be received by the holders of the common stock of the Corporation in the Business

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         Combination shall be in the same form and of the same kind as the consideration paid by the Principal Shareholder in acquiring the majority of the shares of commons stock of the Corporation already beneficially owned, directly or indirectly, by the Principal Shareholder.

         The conditions imposed by this Article X shall be in addition to all other conditions (including, without limitation, the vote of the holders of any class or series of stock of the Corporation) otherwise imposed by law, by any other Article of this Certificate, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

         2. Certain Definitions. For the purpose of these Articles, the following terms shall have the definitions indicated.

                  (a) The term "BUSINESS COMBINATION" means any merger, reorganization, or consolidation of the Corporation, including a Subsidiary Combination which is not a Controlled Subsidiary Combination.

                  (b) The term "SUBSIDIARY COMBINATION" means any merger, reorganization or consolidation of a corporation which is controlled by the Corporation (a "Subsidiary").

                  (c) The term "CONTROLLED SUBSIDIARY COMBINATION" means a Subsidiary Combination after which the surviving entity continues to be controlled by the Corporation.

                  (d) Any corporation, partnership, person, or entity will be deemed to be a "BENEFICIAL OWNER" of or to own beneficially any share or shares of stock of the Corporation: (i) which it owns directly, whether or not of record; or (ii) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding; or (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above) by any other corporation, person, or entity with which it or any of its Affiliates or Associates have any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

                  (e) The "MARKET PRICE" of the common stock of the Corporation shall be the mean between the high "bid" and the low "asked" prices of the common stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such date, on the next preceding

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         day on which such shares were traded, as reported by the National
         Association of Securities Dealers Automated Quotation System ("NASDAQ") or other national quotation service. If the common stock of the Corporation is not regularly traded in the over-the-counter market but is registered on a national securities exchange or traded in the national over-the-counter market, the market value of the common stock shall mean the closing price of the common stock on such national securities exchange or market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by the National Quotation Bureau, Incorporated or other national quotation service. If no such quotations are available, the fair market value on the date in question of a share of such stock shall be as determined by the Board of Directors in good faith; and in the case of property other than cash or stock, the fair market value of such property other than cash or stock shall be the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                  (f) The term "PRINCIPAL SHAREHOLDER" shall mean and include any individual, Corporation, partnership, or other person or entity which, together with its affiliates" and associates Beneficially Owns in the aggregate ten percent (10%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

                  (g) The term "SUBSTANTIAL PART" shall mean more than twenty-five percent (25%) of the fair market value of the total assets of the Corporation, as of the end of its most recent fiscal quarter ending prior to the time the determination is being made.

                  (h) The term "VOTING STOCK" shall mean the stock of the Corporation entitled to vote in the election of directors.

         For the purpose only of determining the percentage of the outstanding shares of Voting Stock which any corporation, partnership, person, or other entity beneficially owns, directly or indirectly, the outstanding shares of Voting Stock will be deemed to include any shares of Voting Stock which such corporation, partnership, person or other entity beneficially owns pursuant to the foregoing provisions of this subsection (whether or not such shares of Voting Stock are in fact issued or outstanding), but shall not include any other shares of Voting Stock which may be issuable either immediately or at some future date pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

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         3. Exceptions. The provisions of Section 1 of this Article X shall not apply to a Business Combination which was approved by two-thirds of those members of the Board of Directors of the Corporation who were directors prior to the time when the Principal Shareholder became a Principal Shareholder. The provisions of this Article X also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the Corporation from the percentage of the shares of Voting Stock beneficially owned by such shareholder; (b) provides for the provision of this Article X, without any amendment, change alternation, or deletion, to apply to any successor to the Corporation and (c) does not transfer all or a Substantial
Part of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation if such issuance of shares of Voting Stock or transfer of assets is part of a plan to transfer such shares of Voting Stock or assets to a Principal Shareholder.

         4. Additional Provisions. Nothing contained in this Article X shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article X shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholders.

                                   ARTICLE XI

                              EVALUATION OF OFFERS

         The Board of Directors of the Corporation, when evaluating any offer to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to all relevant factors. Relevant factors include, but are not limited to, the social and economic effect of acceptance of such offer: (1) on the Corporation's present and future customers and employees and those of its subsidiaries; (2) on the communities in which the Corporation and its subsidiaries operate or are located; (3) on the ability of the Corporation to fulfill its corporate objective as a bank holding company under applicable statutes and regulations; and (4) on the ability of its subsidiary bank to fulfill the objectives of the bank under applicable statutes and regulations.

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                                  ARTICLE XII

                                INDEMNIFICATION

         1. The Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent to the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof (other than expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation), if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. The Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another association, bank, corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof (other than expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation). Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection

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in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         3. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subparagraph 1 or Subparagraph 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith (other than expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation).

         4. Any indemnification under subparagraph 1 or subparagraph 2 unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph 1 or subparagraph 2. Such determination shall be made:

                  (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                  (b) If such a quorum is not obtainable or even if obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. All board members, whether parties or not, are qualified to participate in designating said committee;

                  (c)      By independent legal counsel:

                           i.       Selected by the board of directors
                                    prescribed in (a) above or the committee prescribed in (b) above; or

                           ii. If a quorum of the directors cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full board of

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                                    directors (in which directors who are
                                    parties may participate); or

                  (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         5. Evaluation of the reasonableness of expenses shall be made in the same manner as the determination that indemnification is authorized. However, if the determination of authorization is made by independent legal counsel, the full board of directors shall evaluate and determine the reasonableness of expenses.

         6. Expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Paragraph. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         7. The indemnification and advancement of expenses provided pursuant to this Paragraph are not exclusive and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute;

                  (a) A violation of the criminal law unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                  (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                  (c) In the case of a director, a circumstance under which the liability provisions of section 607.0831, or any successor provision, of the Florida General Corporation Act are applicable;

                  (d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the

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         right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or

                  (e) Behavior which is adjudged in an administrative proceeding or action instituted by an appropriate bank regulatory agency to be deserving of a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation.

         8. Indemnification and advancement of expenses as provided in this Paragraph shall continue unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         9. Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer employee or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that;

                  (a) The director, officer, employee or agent is entitled to mandatory indemnification under subparagraphs (1), (2) or (3), in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                  (b) The director, officer, employee, or agent is entitled to indemnification or advancement or expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to subparagraph (7); or

                  (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subparagraph (1), subparagraph (2), or subparagraph (7).

         10. For purposes of this Paragraph, the term "Corporation" includes, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation,

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



or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving Corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

         11. For purposes of this Paragraph, the term "other enterprises" includes employee benefit plans, the term "expenses" includes counsel fees, including those for appeal the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; the term proceeding" includes any threatened, pending, or completed action suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; the term "agent" includes a volunteer; and the term "serving at the request of the Corporation" includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and the term "not opposed to the best interest of the Corporation" describes the action of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         12. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was, a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a directors officer, employee, or agent of another association, bank, corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Paragraph; provided, however, such insurance coverage shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director, officer, employee or agent of the Corporation,

         13. If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         14. The directors of the Corporation shall not be personally liable for monetary damages to the Corporation or any other person for any statements, vote, or decision regarding corporate management or policy taken as a director at a duly called meeting of the board of directors, or any failure to take any action at such meeting, unless:

                  (a) The director breached or failed to perform his duties as a director; and

                  (b) The director's breach of, or failure to perform those duties constitutes:

                           i. A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against the director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law, but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;

                           ii. A transaction from which the director derived an improper personal benefit, either directly or indirectly;

                           iii. A circumstance under which the liability provisions of Section 607.0831 of the Florida General Corporation Act are applicable;

                           iv. In a proceeding by or in the right of the Corporation to procure a judgment in its favor by or in the right of a shareholder, conscious disregard for the best interest of the Corporation, or willful misconduct;

                           v. In a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property; or

                           vi.      Behavior which is adjudged in an
                                    administrative proceeding or action
                                    instituted by an appropriate regulatory
                                    agency to be deserving of a final order
                                    assessing civil money penalties or
                                    requiring affirmative action by an
                                    individual or individuals in the form of payments to the Corporation.

         15. To the extent permitted by state and federal law, the Corporation shall indemnify all directors who become a party to any proceeding as a result of being a director of the Corporation. The Corporation shall likewise, to the extent permitted by state and federal law, indemnify all directors against any claims made against them because of acts, a failure to act, negligence or breach of contract on the part of the Corporation, its other directors, officers, employees or agents.

         If the Florida General Corporation Act is amended after approval by the shareholders of this Paragraph to authorize action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida General Corporation Act, as so amended. Any repeal or modification of this subparagraph by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XIII

                     AMENDMENT OF THE CORPORATION'S BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend, and rescind the Bylaws of the Corporation. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment, or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XIV

                   AMENDMENT OF THE ARTICLES OF INCORPORATION

         The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VII, VIII, IX, X, XI, XII, XIII and this
Article XIV may not be repealed, altered, amended, or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment, or rescission is included in the notice of such meeting).

                                   ARTICLE XV

                                 INCORPORATORS

         The name and mailing address of the incorporator is as follows:

                               GORDON W. CAMPBELL
                             425 22nd Avenue North
                         St. Petersburg, Florida 33704

         IN WITNESS WHEREOF, said Corporation has caused these Articles of Incorporation to be signed by Gordon W. Campbell, its Incorporator, this 19th day of October, 1994.

                                             /s/ Gordon W. Campbell
                                             -----------------------------------
                                             Gordon W. Campbell, Incorporator

             CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                   FOR THE SERVICE OF PROCESS WITHIN FLORIDA,
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

         In compliance with Section 48.091, Florida Statutes, the following is submitted:

         Gulf West Banks, Inc. has named Gordon W. Campbell, located at 425 22nd Avenue North, City of St. Petersburg, County of Pinellas, State of Florida, as its agent to accept service of process within Florida.

                                            /s/ Gordon  W. Campbell
                                            ------------------------------------
                                            Gordon W. Campbell, Incorporator

                                            Date  October 19, 1994
                                                --------------------------------

         Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                            /s/ Gordon W. Campbell
                                            ------------------------------------
                                            Gordon W. Campbell, Registered Agent

                                            Date  October 19, 1994
                                                --------------------------------

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